EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-117150 on Form S-8 of our report dated March 29, 2012, relating to the financial statements of Daxor Corporation appearing in the Annual Report on Form 10-K of Daxor Corporation for the year ended December 31, 2011.

Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

Saddle Brook, NJ

March 28, 2012